UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 25, 2008

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d).  Addition of Directors.

On March 20, 2008, the board of directors of Yadkin Valley Financial Corporation and its wholly owned bank subsidiary, Yadkin Valley Bank and Trust Company (together “the Company”), appointed two new members to the Company’s board of directors, pursuant to the Agreement and Plan of Reorganization, dated June 14, 2007, by and between the Company and Cardinal State Bank. The board approved a resolution presented by the Company’s Secretary that the following former members of Cardinal State Bank’s board of directors be recommended for appointment to the Company’s board of directors: Dan Hill, III and Morris L. Shambley.  As a result of these additions, the size board of directors was increased from 12 members to 14 members.

                The two new directors are: Dan Hill, III and Morris L. Shambley.

                Mr. Hill, 62, was appointed as a director as part of the merger arrangement between Cardinal State Bank and the Company.  His term shall extend until the Company’s 2008 annual meeting of shareholders.  Mr. Hill has served as a director of Cardinal State Bank since 2001, and as Cardinal’s chairman since 2004. He has been an insurance broker with Hill, Chesson & Woody in Chapel Hill, NC since 1971. He is also a stockholder of 1st Insurance Services, Inc. in Durham North Carolina since 2004. Mr. Hill is expected to join the Board’s marketing committee.

                Mr. Shambley, 66, was also appointed as a director as part of the merger arrangement between Cardinal State Bank and the Company.  His term shall extend until the Company’s 2008 annual meeting of shareholders.  Mr. Shambley has served as a director of Cardinal State Bank since 2006. He has been co-owner and president of Shambley Farms, Inc. in North Carolina since 1968. Mr. Shambley is expected to join the Board’s real estate committee.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 20, 2008 the board of directors of Yadkin Valley Financial Corporation amended Article 3, Section 6 of the Company’s bylaws to authorize the appointment of Directors to the board of directors when vacancies are created by the increase in the authorized number of directors.  Article 3, Section 6 now reads:

Section 6. Vacancies. Except as otherwise provided by law, in the Articles of Incorporation, or these Bylaws, a vacancy in the Board created by an increase in the authorized number of Directors shall be filled for an unexpired term, by a majority vote of the remaining Directors and such appointed Directors shall have their terms extended only by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose; provided that the shareholders shall have the right at any special meeting called for such purpose prior to action by the Board of Directors to fill the vacancy. Any vacancy in the Board created other than by an increase in the authorized number of Directors may be filled by a majority of the remaining Directors, even though less than a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. In the event of the resignation of a Director to take effect at a future date either the Board or the shareholders, at any time after tender of such resignation, may elect a successor to such Director to take office as of the effective date of such resignation. Any Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor.

A complete copy of the Company’s amended and restated bylaws is attached hereto as Exhibit 3.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Exhibit

3.2	Amended and Restated Bylaws of Yadkin Valley Financial Corporation dated March 20, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ Patricia H. Wooten
Name:	Patricia H. Wooten
Title:	Secretary and Vice President

Dated: March 25, 2008

EXHIBIT INDEX

Exhibit
Number	Description

3.2	Amended and Restated Bylaws of Yadkin Valley Financial Corporation dated March 20, 2008.